Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction
On August 31, 2021, Greenlane Holdings, Inc. (“Greenlane” or the “Company”) completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 31, 2021, by and among Greenlane, Merger Sub Gotham 1, LLC, a wholly owned subsidiary of Greenlane (“Merger Sub 1”), Merger Sub Gotham 2, LLC, a wholly owned subsidiary of Greenlane (“Merger Sub 2”), and KushCo Holdings, Inc. (“KushCo”).
Pursuant to the Merger Agreement, (i) Merger Sub 1 was merged with and into KushCo (such merger, “Merger 1”) at the effective time of Merger 1 whereupon the separate existence of Merger Sub 1 ceased and KushCo continued as the surviving entity and a wholly owned subsidiary of Greenlane and (ii) KushCo was merged with and into Merger Sub 2 (such merger, “Merger 2,” and together with Merger 1, the “Mergers”) at the effective time of Merger 2, whereupon the separate existence of KushCo ceased and Merger Sub 2 continued as the surviving entity and a wholly-owned subsidiary of Greenlane. The combined company (the “Combined Company”) will serve a premier group of customers, which includes many of the leading multi-state-operators and licensed producers, the top smoke shops in the United States, and millions of consumers.
In connection with the Mergers, the Greenlane Certificate of Incorporation was amended and restated (the “Greenlane A&R Charter”) in order to (i) increase the number of authorized shares of Greenlane Class B common stock, $0.0001 par value per share (the “Greenlane Class B common stock”), from 10,000,000 shares to 30,000,000 shares in order to effect the conversion of each outstanding share of Greenlane Class C common stock, $0.0001 par value per share (the “Greenlane Class C common stock”), into one-third of one share of Greenlane Class B common stock (the “Class C Conversion”), (ii) increase the number of authorized shares of Greenlane Class A common stock from 125,000,000 shares to 600,000,000 shares, and (iii) eliminate references to the Greenlane Class C common stock. The Greenlane A&R Charter and the Class C Conversion are further described in the Company’s definitive Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2021.
    Following the completion of the Mergers, the Combined Company retained the name “Greenlane Holdings, Inc.” Shares of Greenlane Class A common stock are listed on Nasdaq Global Market (the “Nasdaq”) under the symbol “GNLN.” Greenlane’s corporate headquarters is based in Boca Raton, Florida.
    The following unaudited pro forma condensed combined financial information included herein presents the combination of the historical consolidated financial statements of Greenlane and KushCo, adjusted to give effect to the Mergers and related transactions, as further described in Note 1 — Description of Transaction and Basis of Presentation. The Mergers were accounted for using the acquisition method of accounting with Greenlane as the accounting acquirer and KushCo as the accounting acquiree.
Greenlane’s fiscal year ends on December 31 of each year, whereas KushCo’s fiscal year ended on August 31 of each year. The unaudited pro forma condensed combined statements of operations are presented based on Greenlane’s fiscal year and combine the historical results of fiscal periods of Greenlane and KushCo. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and six months ended June 30, 2021, respectively, gives effect to the Mergers and related transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the transactions as if they had occurred on June 30, 2021.
Pursuant to Rule 11-02(c)(3) of Regulation S-X, if the fiscal year end of an acquired entity differs from the acquirer’s fiscal year end by more than 93 days, the acquired entity’s statement of operations must be brought up within 93 days of the acquirer’s fiscal year end. Therefore, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 was derived by combining financial information from Greenlane’s audited consolidated statement of operations and comprehensive loss for the fiscal year ended December 31, 2020 with financial information of KushCo for the twelve months ended November 30, 2020, which was constructed by subtracting (i) the financial information from KushCo’s unaudited condensed consolidated statement of operations for the three months ended November 30, 2019 from (ii) the financial information from KushCo’s audited consolidated statement of operations for the fiscal year ended August 31, 2020 and then adding (iii) the financial information from KushCo’s unaudited condensed consolidated statement of operations for the three months ended November 30, 2020. The unaudited pro forma condensed statement of operations for the six months ended June 30, 2021 combines Greenlane’s unaudited condensed consolidated statement of operations and comprehensive loss for the six months ended June 30, 2021 and KushCo’s unaudited condensed consolidated statement of operations for the six months ended May 31, 2021, which was constructed by subtracting (i) the financial information from KushCo’s unaudited condensed consolidated statement of operations for the three months ended November 30, 2020 from (ii) the financial information from KushCo’s unaudited condensed consolidated statement of operations for the nine months ended May 31, 2021. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines Greenlane’s unaudited condensed consolidated balance sheet as of June 30, 2021 and KushCo’s unaudited condensed consolidated balance sheet as of May 31, 2021.
The unaudited pro forma condensed combined financial information was derived from Greenlane’s and KushCo’s historical annual and interim consolidated financial statements, which were prepared in accordance with U.S. GAAP, and should be read in conjunction with the following:
•    The accompanying notes to the unaudited pro forma condensed combined financial information;
•    Greenlane’s audited consolidated financial statements as of and for the year ended December 31, 2020, included in its Annual Report on Form 10-K for the year ended December 31, 2020;
•    Greenlane’s unaudited condensed consolidated financial statements for the six months ended June 30, 2021, included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021;
•    KushCo’s audited consolidated financial statements for the fiscal year ended August 31, 2020, included as an exhibit to Greenlane’s Current Report on Form 8-K filed on August 31, 2021; and
•    KushCo’s unaudited condensed consolidated financial statements for quarterly period ended May 31, 2021, included as an exhibit to Greenlane’s Current Report on Form 8-K filed on August 31, 2021.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and to allow the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Greenlane has elected not to present Management’s Adjustments and have only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the Mergers and related transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Combined Company.
The final merger consideration paid by Greenlane and purchase consideration allocation for the acquisition of KushCo]could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements and will be determined after conclusion of the necessary valuation work and related accounting analyses. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the Combined Company’s statement of operations in future periods. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information.

Greenlane is in process of performing a detailed review of KushCo’s accounting policies and, as a result of the ongoing review, Greenlane may identify additional differences in accounting policies that could materially impact the presentation of the consolidated financial statements of the Combined Company in future periods.
As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information.

GREENLANE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2021
(in thousands, except par value per share amounts)
See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

GREENLANE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the six months ended June 30, 2021
(in thousands, except per share amounts)

Greenlane Holdings, Inc. Afte Reclassification (Note 3)		KushCo Holdings, Inc. Afte Reclassification (Note 3)		Transaction Accounting Adjustments (Notes 4 and 6)		Note	Pro Forma Combined Compai	
Net sales	$	68,724	$	61,203	$	-		$	129,927
Cost of sales		53,640		50,611		-			104,251
Gross profit		15,084		10,592		-			25,676
Operating expenses:									
Salaries, benefits and payroll taxes		11,966		10,361		-			22,327
General and administrative		15,455		8,449		-			23,904
Depreciation and amortization		1,186		1,012		1,747	**6(a)**		3,945
Restructuring costs				560		-			560
Total operating expenses		28,607		20,382		1,747			50,736
Loss from operations		(13,523)		(9,790)		(1,747)			(25,060
Other income (expense), net:									
Change in fair value of warrant liability				(112)		112	**6(b)**		-
Change in fair value of equity investment				376		-			376
Interest expense		(249)		(2,561)		-			(2,810)
Loss on extinguishment of debt				(447)		-			(447)
Other income (expense), net		204		(329)		-			(125)
Total other income (expense), net		(45)		(3,073)		112			(3,006)
Loss before income taxes		(13,568)		(12,863)		(1,635)			(28,066
(Benefit from) provision for income taxes		(14)		156		-			142
Net loss		(13,554)		(13,019)		(1,635)			(28,208
Net loss attributable to non-controlling interest		(6,255)		-		-			(6,255)
Net loss attributable to Greenlane Holdings, Inc.	$	(7,299)	$	(13,019)	$	(1,635)		$	(21,953
Net loss attributable to Class A commo per share - basis and diluted	$	(0.45)					**6(g)**	$	(0.34)
Weighted-average shares of Class A coı stock outstanding - basic and diluted		16,095					**6(g)**		64,723

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

GREENLANE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2020
(in thousands, except per share amounts)

Year Ended December 31, 202	12 Months Ended November 30, 202			
	Greenlane Holdings, Inc. Afte Reclassification (Note 3)	KushCo Holdings, Inc. Afte Reclassification (Note 3)	Transaction Accounting Adjustments (Notes 4 and 6)	Note	Pro Forma Combined Compan
Net sales	$ 138,304	$ 105,635	$ -		$ 243,939
Cost of sales	115,539	99,575	-		215,114
Gross profit	22,765	6,060	-		28,825
Operating expenses:					
Salaries, benefits and payroll taxes	24,909	26,577	4,718	**6(c)**	56,204
General and administrative	34,098	29,247	8,961	**6(d)**	72,306
Depreciation and amortization	2,520	3,247	2,825	**6(a)**	8,592
Goodwill impairment charge	8,996	-	-		8,996
Impairment loss on intangible assets	-	1,156	-		1,156
Restructuring costs	1,217	8,366	-		9,583
Total operating expenses	71,740	68,593	16,505		156,838
Loss from operations	(48,975)	(62,533)	(16,505)		(128,013
Other income (expense), net:					
Change in fair value of warrant liability	-	1,692	-		1,692
Change in fair value of equity investment	-	(372)	-		(372)
Interest expense	(437)	(6,134)	(2,452)	**6(e)**	(9,023)
Loss on extinguishment of debt	-	(2,528)	(1,200)	**6(f)**	(3,728)
Other income (expense), net	1,902	246	-		2,148
Total other income (expense), net	1,465	(7,096)	(3,652)		(9,283)
Loss before income taxes	(47,510)	(69,629)	(20,157)		(137,296
(Benefit from) provision for income taxes	194	(29)	-		165
Net loss	(47,704)	(69,600)	(20,157)		(137,461
Net loss attributable to non-controlling interest	(33,187)	-	-		(33,187
Net loss attributable to Greenlane Holdings, Inc.	$ (14,517)	$ (69,600)	$ (20,157)		$ (104,274
Net loss attributable to Class A commo per share - basis and diluted	$ (1.22)			**6(g)**	$ (1.72)
Weighted-average shares of Class A coı stock outstanding - basic and diluted	11,947			**6(g)**	60,565

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1.   Description of Transaction and Basis of Presentation
On August 31, 2021, the Company completed the Mergers and the other transactions contemplated by the Merger Agreement. At the effective time of Merger 1, each KushCo stockholder received 0.3016 shares of Greenlane Class A common stock, $0.01 par value per share (“Greenlane Class A common stock”), as determined pursuant to the exchange ratio formula set forth in the Merger Agreement (the “Exchange Ratio”) for each share of KushCo’s common stock, $0.01 par value per share (“KushCo common stock”), issued and outstanding immediately prior to the effective time of Merger 1, with cash paid for any fractional shares that a KushCo stockholder would have otherwise been entitled to receive. Immediately following the Mergers, stockholders that held Greenlane common stock prior to the completion of the Mergers owned 51.9% and former KushCo stockholders owned 48.1% of the equity of the combined company on a fully diluted basis.

Greenlane Class C Common Stock Conversion
Pursuant to the Merger Agreement, immediately prior to the consummation of Merger 1, holders of Greenlane Class C common stock, $0.0001 par value per share (“Greenlane Class C common stock”) received one-third of a share of Greenlane Class B common stock. $0.0001 par value per share (“Class B common stock”), for each share of Class C common stock they held, and Greenlane adopted an Amended and Restated Certificate of Incorporation, which eliminated Greenlane’s Class C common stock as a class of Greenlane’s capital stock.
Treatment of Greenlane Equity Awards
At the Merger 1 effective time, options to purchase shares of Greenlane Class A common stock (“Greenlane options”) and shares of Greenlane restricted stock were treated as follows:
•    Each unvested Greenlane option, other than Greenlane options held by non-employee directors of Greenlane, accelerated and became vested in full;
•    Each Greenlane option held by non-employee directors of Greenlane, whether vested or unvested, remained outstanding (and unvested, as applicable) in accordance with the terms of Greenlane’s equity plan covering each such option;
•    Each unvested share of Greenlane restricted stock and each unvested common unit of Greenlane Holdings, LLC (“Greenlane restricted common units”), other than Greenlane restricted stock or Greenlane restricted common units held by non-employee directors of Greenlane, accelerated and became vested in full in accordance with the terms of Greenlane’s equity plan covering each such award; and
•    Each unvested share of Greenlane restricted stock or Greenlane restricted common units of Greenlane held by non-employee directors of Greenlane, whether vested or unvested, remained outstanding (and unvested, as applicable) in accordance with the terms of Greenlane’s equity plan covering each such award.
Treatment of KushCo Equity Awards
At the Merger 1 effective time, options to purchase shares of KushCo common stock (“KushCo options”) were treated as follows:
•    Each KushCo option that was outstanding immediately prior to the Merger 1 effective time, whether or not then vested or exercisable (but after taking into account any acceleration or vesting as provided under the KushCo equity plan covering such option), was converted into an option to purchase, on the same terms and conditions that applied to such KushCo option immediately prior to the Merger 1 effective time, (A) that number of shares of Greenlane Class A common stock, rounded down to the nearest whole share, determined by multiplying (1) the total number of KushCo shares subject to such KushCo option immediately prior to the Merger 1 effective time by (2) the Exchange Ratio, (B) at a per-share exercise price, rounded up to the nearest whole cent, determined by dividing (1) the exercise price per share covered by such KushCo option immediately prior to the Merger 1 effective time by (2) the Exchange Ratio;

•    Greenlane assumed the sponsorship of each KushCo equity plan covering such KushCo options, provided that references to KushCo therein shall, after such assumption, are deemed references to Greenlane and references to shares of KushCo common stock therein shall, after such assumption, are deemed references to Greenlane Class A common stock; and
Each KushCo restricted stock unit (a “KushCo RSU”) that was then held and remained outstanding immediately prior to the Merger 1 effective time accelerated and became vested in full in accordance with the terms of the KushCo equity plan covering such KushCo RSUs and each such KushCo RSU was immediately settled and treated in the same manner as shares of KushCo common stock in the Mergers.
Effect of Merger 1 on KushCo Warrants
Additionally, each warrant to purchase one or more shares of KushCo common stock (a “KushCo warrant”), whether exercisable or not, was converted into a warrant to purchase Greenlane Class A common stock. Greenlane assumed each such KushCo warrant in accordance with its terms (the “Assumed Warrants”). With respect to the Assumed Warrants: (i) the Assumed Warrants are exercisable solely for shares of Greenlane Class A common stock; (ii) the number of shares of Greenlane Class A common stock subject to such Assumed Warrant is equal to the number of shares of KushCo common stock subject to such Assumed Warrants as of immediately prior to the effective time of Merger 1 multiplied by the Exchange Ratio, rounded up to the nearest whole share; and (iii) the per share exercise price under each such Assumed Warrant was adjusted by dividing the per share exercise price under such Assumed Warrant by the Exchange Ratio and rounding up to the nearest cent.
Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), where Greenlane is the accounting acquirer and KushCo is the accounting acquiree. The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the consideration transferred over the net assets will be recognized as goodwill. Greenlane has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the acquisition date based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. The final allocation of the purchase price will be determined after conclusion of the necessary valuation work and related accounting analyses. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the Combined Company’s future results of operations and financial position.
The unaudited pro forma condensed combined financial information was derived from Greenlane’s and KushCo’s historical annual and interim consolidated financial statements, which were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
The unaudited pro forma condensed combined financial information was prepared on a combined basis using Greenlane’s significant accounting policies as set forth in Greenlane’s audited consolidated financial statements for the fiscal year ended December 31, 2020. Certain reclassifications have been made in order to conform KushCo’s financial statement presentation to Greenlane’s financial statement presentation. There were no material transactions between Greenlane and KushCo during the periods presented that would require elimination in the unaudited pro forma condensed combined financial information.

Note 2.   Accounting Policy Adjustments
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Greenlane.

The pro forma financial information reflects the impact of conforming KushCo’s date of adoption for Accounting Standards Update No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06) to Greenlane’s adoption date of January 1, 2021. ASU 2020-06 removes certain conditions for equity classification of contracts on an entity’s own equity. Accordingly, based on the new guidance, Greenlane expects that the warrant liability of $0.7 million reflected on KushCo’s historical balance sheet as of May 31, 2021 would have been reclassified to equity upon adoption of ASU 2020-06 on January 1, 2021. Similarly, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 reflects the adjustment of the change in fair value of the warrant liability recorded on KushCo’s historical unaudited condensed consolidated statement of operations for the period then ended. Also see Note 5(f) and 6(b) below.
Greenlane is in process of performing a detailed review of KushCo’s accounting policies and, as a result of the ongoing review, Greenlane may identify additional differences in accounting policies that could materially impact the presentation of the consolidated financial statements of the Combined Company in future periods.
Note 3.   Reclassification Adjustments
Certain reclassifications have been made to the historical presentation of KushCo’s financial information to conform to the financial statement presentation of Greenlane for purposes of the unaudited pro forma condensed combined financial information. Such reclassifications are as follows:
KushCo Balance Sheet Reclassifications:
(a)    Reclassification of $6.8 million reported as other current assets to vendor deposits.
(b)    Reclassification of $6.8 million reported as other assets to operating lease right-of-use-assets.
(c)    Reclassification of $1.7 million reported as accrued expenses and other current liabilities to current portion of operating leases.
(d)    Reclassification of $7.0 million reported as other liabilities to operating leases, less current portion.
KushCo Statement of Operations Reclassifications:
(e)    Reclassification of $3.6 million reported as general and administrative expenses to costs of sales. Greenlane recognizes outbound freight costs in cost of sales, while KushCo recognizes these costs in general and administrative expenses.

(f)    Reclassification of $24.9 million reported as general and administrative expenses to salaries, benefits and payroll taxes.
(g)    Reclassification of $1.7 million reported as costs of sales to salaries, benefits and payroll taxes. Greenlane recognizes costs incurred in staffing fulfillment centers in salaries, benefits and payroll taxes.
(h)    Reclassification of $1.9 million reported as costs of sales to general and administrative expenses. Greenlane recognizes costs incurred in operating fulfillment centers, including contract labor, in general and administrative expenses.
(i)    Reclassification of $3.2 million reported as general and administrative expenses to depreciation and amortization expense.

(j)    Reclassification of $1.7 million reported as general and administrative expenses to costs of sales. Greenlane recognizes outbound freight costs in cost of sales, while KushCo recognizes these costs in general and administrative expenses.
(k)    Reclassification of $9.6 million reported as general and administrative expenses to salaries, benefits and payroll taxes.
(l)    Reclassification of $0.8 million reported as costs of sales to salaries, benefits and payroll taxes. Greenlane recognizes costs incurred in staffing fulfillment centers in salaries, benefits and payroll taxes.
(m)    Reclassification of $0.7 million reported as costs of sales to general and administrative expenses. Greenlane recognizes costs incurred in operating fulfillment centers, including contract labor, in general and administrative expenses.
(n)    Reclassification of general and administrative expenses to depreciation and amortization expense.
Greenlane Statement of Operations Reclassifications:
In order to align the presentation of expenses as they are expected to be presented by the Combined Company, Greenlane has elected to disaggregate restructuring expenses that were previously recognized in the “general and administrative expenses” line item in Greenlane’s historical consolidated statements of operations. This presentation is consistent with the presentation of similar expenses in KushCo’s historical statements of operations.
The reclassification of these expenses is as follows:

(o)    Reclassification of restructuring charges reported as general and administrative expenses to restructuring costs.
Note 4.   Estimated Merger Consideration and Allocation
Estimated Merger Consideration
The preliminary estimated value of the merger consideration is as follows:
(1)    Pursuant to the Merger Agreement, each share of KushCo common stock issued and outstanding immediately prior to the effective time of Merger 1 was cancelled and converted into a number of shares of Greenlane Class A common stock based on the Exchange Ratio, as described further in Note 1 — Description of Transaction and Basis of Presentation. Includes shares of KushCo common stock and KushCo RSUs outstanding, which KushCo RSUs were settled to KushCo common stock immediately prior to the Merger 1 effective time.
(2)    The Exchange Ratio was equal to 0.3016 in accordance with the Merger Agreement.
(3)    Represents the closing price per share of Greenlane Class A common stock on Nasdaq on August 31, 2021.
(4)    Each Assumed Warrant was converted into a warrant to purchase shares of Greenlane Class A common stock, as described in Note 1 — Description of Transaction and Basis of Presentation.
(5)    As described in in further detail in Note 1 — Description of Transaction and Basis of Presentation, each KushCo option that was outstanding immediately prior to the effective time of Merger 1, whether or not then vested or exercisable (but after taking into account any acceleration or vesting as provided under the KushCo equity plan covering such option), was converted into an option to purchase Greenlane Class A common stock, which have no additional vesting conditions. All KushCo stock options were accelerated immediately prior to the effective time of Merger 1 based on pre-existing change in control acceleration provisions of KushCo’s equity compensation plan. Accordingly, this amount represents the entire fair-value-based measure of KushCo’s stock options outstanding.
The aggregate amount of cash consideration paid in lieu of the issuance of fractional shares of Greenlane Class A common stock that became payable in respect of shares of KushCo common stock outstanding immediately prior to the effective time was insignificant and was not included in the preliminary purchase price allocation presented for pro forma purposes.
The final merger consideration could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements and will be determined after conclusion of the necessary valuation work and related accounting analyses.
Preliminary Purchase Price Allocation
The unaudited pro forma condensed combined balance sheet has been adjusted to reflect preliminary allocation of the estimated purchase price to acquire KushCo’s identifiable assets and assume its liabilities, with the excess recorded as goodwill. The following is a preliminary estimate of the assets acquired and the liabilities assumed by Greenlane, as if the Mergers had occurred on June 30, 2021:
The final allocation of the purchase price will be determined after conclusion of the necessary valuation work and related accounting analyses. The final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments included herein.
Note 5.   Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
a)    Reflects the net adjustment to cash, which consists of (i) the payoff of the KushCo line of credit balance, as required by the Merger Agreement; and (ii) the related estimated prepayment penalty costs, which were incurred in conjunction with the termination of the line of credit. See Note 5(d).

b)    Reflects the net adjustment to intangible assets based on the preliminary estimated fair value of intangibles assets. The estimated fair values of identifiable intangible assets are preliminary and are determined based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determinations for identifiable intangible assets may differ from this preliminary determination, and such differences could be material. The identifiable intangible assets acquired and the net adjustment to intangible assets consist of the following:

c)    Reflects the net adjustment to goodwill to reflect the preliminary goodwill resulting from the Mergers:

Goodwill resulting from the Mergers represents the excess of estimated merger consideration over the preliminary fair value of the underlying tangible and identifiable intangible assets acquired and liabilities assumed. The preliminary goodwill presented herein is subject to material revision as the purchase price allocation is completed.
d)    Reflects an adjustment to other assets consisting of the write-off of unamortized deferred debt issuance costs related to the repayment of the KushCo line of credit as required under the Merger Agreement, and an adjustment to the line of credit balance to reflect the payoff of the balance as required by the Merger Agreement. See Note 5(a).
e)    Reflects an adjustment to accrued expenses and other current liabilities consisting of (i) compensation expense related to a retention bonus and severance benefits resulting from preexisting severance arrangements with KushCo employees that were incurred in connection with the consummation of the Mergers and (ii) accrual of estimated transaction costs, which were incurred in connection with the Mergers, such as legal, advisory, financial advisory, accounting and consulting costs, and directors and officers liability insurance premiums.

f)    Represents an adjustment to reflect the reclassification of KushCo’s warrant liability included on the historical balance sheet as of May 31, 2021 to equity to conform the classification of the warrant based on Greenlane’s accounting policy in effect as of January 1, 2021. See Note 2.
g)    Reflects the adjustment to total stockholders’ equity, which consists of the following:

(1)    Reflects the elimination of KushCo’s historical stockholders’ equity.
(2)    Reflects the conversion of Greenlane’s Class C common stock for Class B common stock. Pursuant to the Merger Agreement, immediately prior to the consummation of Merger 1, holders of Greenlane Class C common stock received one-third of a share of Greenlane Class B common stock for each share of Class C common stock they held, and Greenlane adopted an Amended and Restated Certificate of Incorporation, which eliminated Greenlane’s Class C common stock as a class of Greenlane’s capital stock. See Note 1.
(3)    Reflects the increase to Greenlane Class A common stock par value and additional paid-in capital based on the total estimated purchase consideration issued to KushCo equity holders in connection with the Mergers.
(4)    Adjustment for anticipated transaction costs that are directly attributable to the Mergers but that were not incurred by Greenlane and KushCo during the six-month periods ended June 30, 2021 and May 31, 2021, respectively. See Note 5(e).
(5)    Adjustment for estimated retention bonus and severance benefits, which were incurred in conjunction with the consummation of the Mergers. See Note 5(e).
(6)    Reflects additional compensation expense recognized upon the acceleration of Greenlane’s stock compensation awards in conjunction with the consummation of the Mergers.
(7) Reflects adjustment to equity for costs paid by Greenlane on behalf of KushCo, which were included in the total estimated merger consideration. See Note 4 – Estimated Merger Consideration.
Note 6.   Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations
a)    Reflects the adjustment to depreciation and amortization for the removal of historical KushCo amortization of intangible assets and recognition of preliminary estimated amortization expense related to acquired intangible assets.
Pro forma amortization expense was recognized using the straight-line amortization method, assuming the Mergers had been completed on January 1, 2020. The fair value estimates for identifiable intangible assets are preliminary and are based upon assumptions that market participants would use in pricing an asset. The calculated value is preliminary and subject to change and could vary materially from the final purchase price allocation.

b)    Reflects the adjustment to remove the change in fair value of warrant liability, based upon Greenlane’s application of accounting policies adopted as of January 1, 2021. See Note 2.
c)    Reflects adjustments to salaries, benefits and payroll taxes comprised of (i) severance benefits to KushCo employees and a retention bonus, totaling $0.8 million, and (ii) compensation cost related to the acceleration of Greenlane equity awards of $3.9 million. These costs are nonrecurring in nature and not anticipated to affect the condensed combined statements of operations beyond twelve months after the acquisition date, and as a result, such adjustments only affect the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.
d)    Reflects adjustments to general and administrative expenses comprised of Greenlane and KushCo transaction costs related to the Mergers consisting of legal advisory, financial advisory, accounting and consulting costs, and directors’ and officers’ liability insurance premiums. Transaction costs are nonrecurring in nature and will not affect the condensed combined statements of operations beyond twelve months after the closing date of the Mergers, and, as a result, such adjustments only affect the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.
e)    Reflects an adjustment to interest expense for the write off of unamortized debt issuance costs related to the repayment of KushCo’s line of credit, which was extinguished upon consummation of the Mergers, as required by the Merger Agreement. This charge is nonrecurring in nature and is not anticipated to affect the condensed combined statements of operations beyond twelve months after the acquisition date, and, as a result, this adjustment only affects the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.
f)    Reflects an adjustment to loss on extinguishment, which represents a penalty termination fee incurred upon termination of the KushCo line of credit. This charge is nonrecurring in nature and is not anticipated to affect the condensed combined statements of operations beyond twelve months after the acquisition date, and, as a result, this adjustment only affects the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.
g)    The pro forma combined basic and diluted net loss per share have been adjusted to reflect the pro forma net loss for the six months ended June 30, 2021 and the year ended December 31, 2020. In addition, the weighted average shares outstanding for the period have been adjusted to give effect to the issuance of Greenlane’s Class A common stock in connection with the Mergers. As the Combined Company is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such, basic and diluted net loss per share are the same. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted net loss per share (in thousands, except per share data):